Exhibit 99.2

Palo Alto Networks Announces Retirement of Nir Zuk, Founder and CTO

Taps founding team member and longtime product chief Lee Klarich as CTO and Board Member to succeed Zuk

SANTA CLARA, Calif., Aug. 18, 2025 — Palo Alto Networks® (NASDAQ: PANW), the global cybersecurity leader, today announced that Nir Zuk, its founder, Chief Technology Officer (CTO), and board member, has retired after more than 20 years of contributing to the company’s success. Lee Klarich, Chief Product Officer (CPO), has been appointed to the company’s Board of Directors and has also assumed the role of CTO to continue the company’s leadership in AI and platformization and deliver the real-time, AI-driven security customers required to enable their digital and AI transformations.

Nir Zuk founded Palo Alto Networks in 2005, pioneering the next-generation firewall and revolutionizing the cybersecurity industry. After two decades of helping to build the company into the global cybersecurity leader it is today, he is stepping away to turn his attention to a new set of challenges and untapped ideas he is passionate about pursuing.

In announcing his decision to retire, Zuk said: "I started Palo Alto Networks with a radical idea and the conviction to challenge a stagnant industry with a cybersecurity platform. Our vision has always been to lead from the front, and our recent intent to acquire CyberArk is a testament to that enduring ambition. With the most comprehensive security portfolio today, I am confident in Nikesh’s leadership and thrilled to pass the torch to Lee Klarich. He is a phenomenal technologist who will carry that competitive fire into our next chapter. This has been an incredible journey, and I leave with deep satisfaction, knowing the company we built together is stronger than ever."

Chairman and CEO Nikesh Arora shared: "I remember the very first day I met Nir. He was sharp, insightful, and welcoming, and we built a great partnership and friendship. Nir is a legend in cybersecurity, and his contributions are forever etched in our history books. We are immensely grateful for his contributions over the past 20 years in creating the world's greatest cybersecurity company. And, in many ways, Lee has always been the architect turning that foundational vision into the platforms that define us today and will secure our future tomorrow."

As Chief Product and Technology Officer, Klarich will be responsible for driving the company's technology vision and leading the product and engineering organizations to deliver the industry's most comprehensive, integrated, and AI-powered cybersecurity platforms. He joined Palo Alto Networks in 2006 and has been instrumental in driving the company’s product strategy and innovation as CPO. His appointment to the board ensures continued technical expertise at the highest levels of the company.

John Donovan, lead independent director to the Board commented: "On behalf of the board, I want to extend our deepest gratitude to Nir for his invaluable service and foundational contributions to the company and the board. We are also thrilled to welcome Lee to the board. As a leader who has been a part of Palo Alto Networks from the very early days to driving our vision for what is to come, Lee’s deep technical domain expertise and leadership in shaping our product organization make him the ideal successor to guide our technology vision forward."

About Palo Alto Networks
As the global AI and cybersecurity leader, Palo Alto Networks (NASDAQ: PANW) is dedicated to protecting our digital way of life via continuous innovation. Trusted by more than 70,000 organizations worldwide, we provide comprehensive AI-powered security solutions across network, cloud, security operations and AI, enhanced by the expertise and threat intelligence of Unit 42. Our focus on platformization allows enterprises to streamline security at scale, ensuring protection fuels innovation. Explore more at www.paloaltonetworks.com.

This press release contains forward-looking statements that involve risks, uncertainties and assumptions, including, without limitation, statements regarding the benefits, impact, or performance or potential benefits, impact or performance of our products and technologies or future products and technologies, the expected future benefits of the proposed acquisition of CyberArk Software Ltd., and the expected completion of the proposed transaction. These forward-looking statements are not guarantees of future performance, and there are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including, without limitation: developments and changes in general market, political, economic, and business conditions; risks associated with managing our growth; risks associated with new products and subscription and support offerings; rapidly evolving technological developments in the market for security products and subscription and support offerings; our ability to acquire and integrate other companies, products, or technologies, including without limitation with respect to the proposed acquisition of CyberArk Software Ltd. We identify certain important risks and uncertainties that could affect our results and performance in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and our other filings with the U.S. Securities and Exchange Commission from time-to-time, each of which are available on our website at investors.paloaltonetworks.com and on the SEC's website at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Media Contact:
Nicole Hockin
VP, Global Communications
Palo Alto Networks
nhockin@paloaltonetworks.com

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